Resignation Letter to Healthway Shopping Network

Joe Curci
7175 Nova Drive # 503
Davie, Florida 33317

Healthway Shopping Network
1300 N Florida Mango Rd, Suite 22,
West Palm Beach, FL  33409

Date: March 18, 2015

I am resigning as Vice President of Business Development for the Healthway Shopping Network. This resignation did not involve any disagreement with the company

Sincerely,

Joe Curci